Exhibit 5.1

July 1, 2022

Siyata Mobile Inc.	adilts@cassels.com
1001 Lenoir St Suite A-414	tel : +1 778 372 7652
Montreal, QC	fax: +1 604 691 6120
H4C 2Z6

Re:	Siyata Mobile Inc. – Registration Statement on Form F-3

We have acted as Canadian counsel to Siyata Mobile Inc., a corporation existing pursuant to the laws of the Province of British Columbia (the “Corporation”), in connection with its filing with the U. S. Securities and Exchange Commission (the “SEC”) of a registration statement on Form F-3 (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that the Base Prospectus will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the U.S. Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the registration for issue and sale by the Corporation from time to time of up to US$100,000,000 aggregate amount of one or more of the following securities of the Corporation: (i) the common shares in the capital of the Corporation (“Common Shares”); (ii) warrants to purchase Common Shares and/or Debt Securities (as defined below), or any combination thereof (“Warrants”); (iii) one or more series of the Corporation’s debt securities (collectively, “Debt Securities”) to be issued under an indenture to be entered into between the Corporation, as issuer, and a trustee (a form of which will be included as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a report filed on Form 6-K under the U.S. Securities Exchange Act of 1934, as amended) (an “Indenture”); (iv) subscription rights evidencing the right to purchase Common Shares and/or Debt Securities or any combination thereof (“Rights”); (v) purchase contracts to purchase Common Shares and/or Debt Securities, or any combination thereof (“Purchase Contracts”); and (vi) units that include any of the Common Shares, Warrants, Rights, Purchase Contracts and/or Debt Securities, in any combination (the “Units”), in each case as contemplated by the Registration Statement. The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Corporation and a third party to be identified therein as warrant agent. The Rights may be issued under one or more rights agreements (each, a “Rights Agreement”) between the Corporation and a third party to be identified therein as rights agent. The Purchase Contracts may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) between the Corporation and a third party to be identified therein as the purchase contract agent. The Units may be issued under one or more unit agreements (each, a “Unit Agreement”) between the Corporation and a third party to be identified therein as unit agent. The Indenture, the Warrant Agreements, the Rights Agreements, the Purchase Contract Agreements, and the Unit Agreements are herein collectively referred to herein as the “Agreements”.

July 1, 2022

The Common Shares, Warrants, Debt Securities, Rights, Purchase Contracts, and Units, plus any additional Common Shares, Warrants, Debt Securities, Rights, Purchase Contracts, and Units that may be registered pursuant to any subsequent registration statement that the Corporation may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with an offering by the Corporation contemplated by the Registration Statement, are referred to herein collectively as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related Prospectuses, other than as expressly stated herein with respect to the issue of the Securities.

In connection with the opinions set forth herein, we have reviewed and relied upon the Registration Statement and Base Prospectus, the Corporation’s Notice of Articles, the Corporation’s Articles, and such other documents, records, certificates, memoranda, and other instruments as we deem necessary as a basis for these opinions. With respect to the foregoing documents, we have assumed: (i) the authenticity of all records, documents, and instruments submitted to us as originals; (ii) the genuineness of all signatures on all agreements, instruments, and other documents submitted to us; (iii) the legal capacity and authority of all persons or entities (other than the Corporation) executing all agreements, instruments, or other documents submitted to us; (iv) the authenticity and the conformity to the originals of all records, documents, and instruments submitted to us as copies; (v) that the statements contained in the certificates and comparable documents of public officials, officers, and representatives of the Corporation and other persons on which we have relied for purposes of this opinion are true and correct; and (vi) the due authorization, execution, and delivery of all agreements, instruments, and other documents by all parties thereto (other than the due authorization, execution, and delivery of each such agreement, instrument and document by the Corporation). We have also obtained from officers of the Corporation certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation.

The opinions expressed herein are limited in all respects to the laws of the Province of British Columbia and the federal laws of the Canada applicable therein, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing and subject to the limitations, qualifications, and assumptions set forth herein, we are of the opinion that the Corporation has the requisite corporate capacity and power to file the Registration Statement with the SEC, to enter into each of the Agreements to which the Corporation is a party, and to perform its obligations thereunder.

July 1, 2022

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention, or changes in law that occur, that could affect the opinions contained herein. This opinion is provided for use solely in connection with the filing of the Registration Statement and may not be furnished to or relied upon by any person or entity for any other purpose without our prior written consent.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Cassels Brock & Blackwell LLP

/signed/ “Cassels Brock & Blackwell LLP”